Exhibit 99.1

Ixia Receives Expected Nasdaq Letter

Intends to Request Hearing before Nasdaq Hearings Panel

CALABASAS, CA — May 6, 2014 – Ixia (Nasdaq: XXIA) announced today that on May 2, 2014 and as expected, the company received a letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) stating that unless the company requests on or before May 9, 2014 a hearing before a Nasdaq Listing Qualifications Panel (a “Hearings Panel”), the company’s common stock will be delisted due to the company’s non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”). The Rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). The letter was issued in accordance with standard Nasdaq procedures because of the company’s previously reported delay in filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 (the “Third Quarter Form 10-Q”) and Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (together, the “Reports”).

The company plans to timely request a hearing before a Hearings Panel, and the request will automatically stay the delisting of the company’s common stock on the Nasdaq Global Select Market for a period of 15 days after the deadline for the hearing request (i.e., through May 24, 2014). The company plans in its hearing request to also request that delisting be stayed beyond the 15-day period until such time as the hearing has been held and the Hearings Panel has made its decision. It is within the discretion of the Hearings Panel to grant or deny the company’s request for an extended stay until such time as the Hearings Panel makes its decision regarding the company’s appeal of the delisting determination. If the Hearings Panel grants the company’s request for an extended stay until the issuance of the Hearings Panel’s decision, any potential delisting would be deferred until that time.

At the hearing, the company plans to present an updated plan to regain compliance with the Rule. Following the hearing, the Hearings Panel may in its discretion grant or deny the company an additional extension of time within which to regain compliance with the Rule. Any extension may not, however, extend beyond November 13, 2014 (i.e., the date that is 360 days after the date of the company’s original non-compliance with the Rule).

The company continues to work diligently and to devote substantial resources to complete the Reports and the previously announced restatement of the financial statements contained in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 (together, the “Quarterly Reports”). The company has made substantial progress in these matters and plans to file the Reports and the amendments to its previously filed Quarterly Reports as soon as practicable.

About Ixia

Ixia develops amazing products so its customers can connect the world. Ixia helps its customers provide an always-on user experience through fast, secure delivery of dynamic, connected technologies, and services. Through actionable insights that accelerate and secure application and service delivery, Ixia’s customers benefit from faster time to market, optimized application performance and higher-quality deployments. Learn more at http://www.ixiacom.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the company’s plan to request a hearing before a Hearings Panel; the relief that a Hearings Panel may grant the company in connection with the delisting process; and the company’s expectations regarding the completion and filing of its Reports and amendments to its Quarterly Reports. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict, or the like. Such forward-looking statements reflect the current intent, belief, and expectations of our management and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause the actual results to differ materially from the results predicted include, among others, the company’s ability to timely request a hearing; uncertainty about the timing of a hearing; whether the company will be in a position to submit to a Hearings Panel a satisfactory plan to regain compliance with the Rule; and uncertainty about the timing of the company’s completion and filing of the Reports, the amendments to its Quarterly Reports and any additional periodic reports that the company is required to file in the future. Factors that may cause future results to differ materially from the company’s current expectations also include those identified in the company’s Annual Report on Form 10-K for the year ended December 31, 2012 and in its other filings with the SEC. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Contact:

The Blueshirt Group

Maria Riley, Investor Relations

Tel: 415-217-7722

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